UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2015

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Penny Burnett as Senior Vice President & Chief Merchandising Officer

Penny Burnett has been appointed to serve as the Company’s Senior Vice President & Chief Merchandising Officer, commencing April 20, 2015.

Ms. Burnett brings more than 20 years of merchandising experience to EVINE Live including traditional retail experience as well as merchandising and brand development consulting. She served as Vice President of Merchandising for Global Brands Group (a member of the Fung Group) for five years where she directly managed the merchandising strategy for new acquisitions and oversaw merchandising for the Kids’ and Young Men’s businesses. Prior to that, she was the Vice President of Sales and Merchandising for Guggenheim Partners on the Lionel brand and held key merchandising roles at both Macy’s and Target Corporation. She will be relocating to the Company’s headquarters in Minneapolis.

There are no arrangements or understandings between Ms. Burnett and any other person(s) pursuant to which Ms. Burnett was or is to be selected as an officer of the Company. There are no family relationships between Ms. Burnett and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no current or proposed transactions in which Ms. Burnett or any related person of Ms. Burnett has an interest that are required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with her appointment, Ms. Burnett entered into an employment offer letter dated April 6, 2015 (the “Offer Letter”). The Offer Letter provides for an initial base salary of $345,000 per year. Ms. Burnett will receive an award of restricted stock and options to purchase shares of the Company’s common stock under the Company’s 2011 Omnibus Incentive Plan with a fair value of approximately $155,250. Ms. Burnett will also be eligible to participate in the Company’s employee benefit programs offered to other senior executives. In addition, when Ms. Burnett relocates to the Eden Prairie, Minnesota area, she will be eligible to participate in the Company’s executive relocation program.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2015, the Company issued a press release relating to the matters described under Item 5.02 above. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Offer Letter, dated April 6, 2015, by and between EVINE Live Inc. and Penny Burnett.

99.1	Press Release, dated April 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 15, 2015	EVINE Live Inc.

	By:	/s/ Mark Bozek
Mark Bozek Chief Executive Officer

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EXHIBIT INDEX

No.	Description

10.1	Employment Offer Letter, dated April 6, 2015, by and between EVINE Live Inc. and Penny Burnett.

99.1	Press Release, dated April 15, 2015.

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